UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated with Exit or Disposal Activities.

On February 6, 2008, Wind River Systems, Inc. (the “Company” or the “Registrant”) adopted a reorganization plan to better align the Company’s resources with its strategic business objectives. As part of this plan, the Company intends to reduce its workforce by approximately 80 to 90 positions during the quarter ending April 30, 2008.

The Company expects to incur total charges ranging from $3.0 million to $4.0 million in connection with this reorganization plan. Substantially all of the charges will relate to cash severance costs and a substantial majority of the charges will be incurred in the fourth quarter of fiscal year 2008 ended January 31, 2008 and in the first quarter of fiscal year 2009 ending April 30, 2008.

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “could,” “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and other expressions or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to our expected workforce reductions, to the expected costs and charges to be incurred with respect to such reductions and to other similar matters. These forward-looking statements are based on current expectations, estimates, forecasts and projections. These forward-looking statements involve risks and uncertainties and actual results for any future period could differ materially from those contemplated herein. Factors that could cause or contribute to such differences include, but are not limited to, the ability of management to implement effectively the Company’s proposed reorganization on a timely basis, and variances in the amount and timing of costs associated with planned workforce reductions, as well as other factors described in documents filed by the Company with the Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date this Report on Form 8-K was filed. The Company does not intend to update these forward-looking statements to reflect events or circumstances that occur after the filing of this Report on Form 8-K or to reflect the occurrence or effect of anticipated events, except as required by law.

ITEM 8.01	Other Events.

As part of the reorganization plan described above, the following persons were appointed to the following positions, effective immediately:

•	Mr. Scot Morrison, the Company’s current Senior Vice President, Engineering, was appointed Senior Vice President and General Manager of VxWorks Division; and

•	Mr. Vincent Rerolle, the Company’s current Vice President, Corporate Strategy and Development, was appointed Senior Vice President and General Manager of Linux Division.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2008	WIND RIVER SYSTEMS, INC.

	By:	/s/ Ian Halifax
Senior Vice President Finance and Administration, Chief Financial Officer and Secretary